Exhibit 99

VIACOMCBS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 4, 2019, Viacom Inc. (“Viacom”) merged with and into CBS Corporation (“CBS”) (the “merger”) with CBS continuing as the surviving company, pursuant to the Agreement and Plan of Merger, dated August 13, 2019 and as amended as of October 16, 2019 (the “merger agreement”). At the effective time of the merger (the “effective time”), the combined company changed its name to ViacomCBS Inc. (“ViacomCBS”). The following unaudited pro forma condensed combined financial statements and notes thereto give effect to the merger. As a result of the merger, at the effective time, (1) each share of Viacom Class A common stock issued and outstanding immediately prior to the effective time, other than shares held directly by Viacom as treasury shares or held by CBS, was converted automatically into 0.59625 shares of ViacomCBS Class A common stock and (2) each share of Viacom Class B common stock issued and outstanding immediately prior to the effective time, other than shares held directly by Viacom as treasury shares or held by CBS, was converted automatically into 0.59625 shares of ViacomCBS Class B common stock. The merger did not result in an exchange of outstanding shares of CBS common stock. However, since the name of CBS changed to ViacomCBS, at the effective time, each share of CBS Class A common stock and CBS Class B common stock issued and outstanding immediately prior to the effective time remained an issued and outstanding share of Class A common stock and Class B common stock of ViacomCBS, respectively.
The merger is being accounted for as a transaction between entities under common control as a result of National Amusements, Inc. (“NAI”) being the controlling stockholder of each of CBS and Viacom. Therefore, in the merger, the net assets of Viacom are combined with those of CBS at their historical carrying amounts and the companies are presented on a combined basis for historical periods because they were under common control for all periods presented. The unaudited pro forma condensed combined financial statements reflect this presentation.
The unaudited pro forma condensed combined financial statements are derived from CBS’ and Viacom’s respective historical consolidated financial statements for each period presented. The historical fiscal year end of CBS was December 31. The historical fiscal year end of Viacom was September 30. As set forth in the merger agreement, the fiscal year end of ViacomCBS is December 31. Accordingly, in order to present the pro forma results of ViacomCBS on a December 31 fiscal year-end basis, the historical results of Viacom were recalendarized to conform to CBS’ presentation (see Note 2). The unaudited pro forma condensed combined statements of operations are presented as if the merger occurred on January 1, 2016, which is the beginning of the earliest year for which pro forma financial statements are required to be presented. The unaudited pro forma condensed combined balance sheet is presented as if the merger occurred on September 30, 2019.
These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the merger had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements.

VIACOMCBS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

These unaudited pro forma condensed combined financial statements and the notes thereto should be read together with the following:

•
CBS’ unaudited consolidated financial statements and the notes thereto contained in CBS’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and the audited consolidated financial statements and the notes thereto contained in CBS’ Annual Report on Form 10-K for the year ended December 31, 2018, and

•
Viacom’s unaudited consolidated financial statements and the notes thereto contained in Viacom’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2018, December 31, 2017 and December 31, 2016 and the audited consolidated financial statements and the notes thereto contained in Viacom’s Annual Reports on Form 10-K for the years ended September 30, 2019 and September 30, 2018.

VIACOMCBS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT SEPTEMBER 30, 2019
(In millions)

	Historical
	CBS Corporation	Viacom Inc. (2)	Pro Forma Adjustments		Intercompany Eliminations (4)	ViacomCBS Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$196	$760	$—		$—	$956
Receivables, net	3,685	3,299	—		(46)	6,938
Programming and other inventory	1,964	775	—		—	2,739
Prepaid expenses and other current assets	428	460	—		—	888
Total current assets	6,273	5,294	—		(46)	11,521
Property and equipment, net	1,171	922	—		—	2,093
Programming and other inventory	4,861	4,023	—		—	8,884
Goodwill	5,064	11,857	—		—	16,921
Intangible assets	2,655	354	—		—	3,009
Operating lease assets	1,001	—	910	(3)	—	1,911
Deferred income tax assets, net	779	194	—		—	973
Other assets	2,672	1,027	—		(16)	3,683
Total Assets	$24,476	$23,671	$910		$(62)	$48,995
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$308	$482	$—		$(4)	$786
Participants’ share and royalties payable	1,201	740	—		(14)	1,927
Accrued programming and production costs	635	667	—		(26)	1,276
Accrued expenses and other current liabilities	1,978	1,935	168	(3)	(2)	4,176
			(34)	(3)
			(15)	(7)
			124	(6a)
			22	(6b)
Total current liabilities	4,122	3,824	265		(46)	8,165
Long-term debt	9,359	8,640	—		—	17,999
Pension and postretirement benefit obligations	1,354	671	—		—	2,025
Deferred income tax liabilities, net	552	265	(1)	(7)	—	816
Noncurrent operating lease liabilities	948	—	940	(3)	—	1,888
Other liabilities	3,089	1,510	(164)	(3)	(16)	4,436
			17	(6b)
Redeemable noncontrolling interest	—	241	—		—	241
Stockholders’ equity:
Common stock	1	—	—	(5a)	—	1
Additional paid-in-capital	43,510	10,181	15	(6b)	—	33,165
			(20,541)	(5b)
Treasury stock	(22,858)	(20,541)	20,541	(5b)	—	(22,858)
Retained earnings (accumulated deficit)	(14,683)	19,887	(162)	(6c)	—	5,042
Accumulated other comprehensive loss	(918)	(1,073)	—		—	(1,991)
Total ViacomCBS stockholders' equity	5,052	8,454	(147)		—	13,359
Noncontrolling interests	—	66	—		—	66
Total Stockholders’ Equity	5,052	8,520	(147)		—	13,425
Total Liabilities and Stockholders’ Equity	$24,476	$23,671	$910		$(62)	$48,995
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

VIACOMCBS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2019
(In millions, except per share amounts)

	Historical
	CBS Corporation	Viacom Inc. (2)	Pro Forma Adjustments		Intercompany Eliminations (4)	ViacomCBS Pro Forma
Revenues	$11,271	$9,748	$—		$(78)	$20,941
Costs and expenses:
Operating	7,335	5,155	—		(78)	12,412
Selling, general and administrative	1,702	2,462	—		—	4,164
Depreciation and amortization	158	165	—		—	323
Restructuring and other corporate matters	201	106	(146)	(6d)	—	161
Gain on sale of assets	(549)	—	—		—	(549)
Total costs and expenses	8,847	7,888	(146)		(78)	16,511
Operating income	2,424	1,860	146		—	4,430
Interest expense, net	(308)	(362)	—		—	(670)
Gain on marketable securities	—	78	—		—	78
Other items, net	(66)	(19)	—		—	(85)
Earnings from continuing operations before income taxes and equity in earnings (loss) of investee companies	2,050	1,557	146		—	3,753
Benefit (provision) for income taxes	344	(335)	(6)	(7)	—	3
Equity in earnings (loss) of investee companies, net of tax	(52)	9	—		—	(43)
Net earnings from continuing operations	2,342	1,231	140		—	3,713
Net earnings attributable to noncontrolling interests	—	(27)	—		—	(27)
Net earnings from continuing operations attributable to ViacomCBS	$2,342	$1,204	$140		$—	$3,686

Net earnings from continuing operations per common share attributable to CBS (Historical) and ViacomCBS (Pro forma):
Basic	$6.26					$5.99
Diluted	$6.23					$5.97

Weighted average number of common shares outstanding:
Basic	374		241	(5c)		615
Diluted	376		241	(5c)		617
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

VIACOMCBS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018
(In millions, except per share amounts)

	Historical
	CBS Corporation	Viacom Inc. (2)	Pro Forma Adjustments		Intercompany Eliminations (4)	ViacomCBS Pro Forma
Revenues	$14,514	$12,960	$—		$(118)	$27,356
Costs and expenses:
Operating	9,111	6,999	—		(118)	15,992
Selling, general and administrative	2,217	2,999	—		—	5,216
Depreciation and amortization	223	210	—		—	433
Restructuring and other corporate matters	195	296	—		—	491
Total costs and expenses	11,746	10,504	—		(118)	22,132
Operating income	2,768	2,456	—		—	5,224
Interest expense, net	(410)	(540)	—		—	(950)
Loss on marketable securities	—	(46)	—		—	(46)
Gain on early extinguishment of debt	—	18	—		—	18
Other items, net	(69)	(52)	—		—	(121)
Earnings from continuing operations before income taxes and equity in earnings (loss) of investee companies	2,289	1,836	—		—	4,125
Provision for income taxes	(273)	(337)	—		—	(610)
Equity in earnings (loss) of investee companies, net of tax	(56)	9	—		—	(47)
Net earnings from continuing operations	1,960	1,508	—		—	3,468
Net earnings attributable to noncontrolling interests	—	(37)	—		—	(37)
Net earnings from continuing operations attributable to ViacomCBS	$1,960	$1,471	$—		$—	$3,431

Net earnings from continuing operations per common share attributable to CBS (Historical) and ViacomCBS (Pro forma):
Basic	$5.20					$5.56
Diluted	$5.14					$5.52

Weighted average number of common shares outstanding:
Basic	377		240	(5c)		617
Diluted	381		240	(5c)		621
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

VIACOMCBS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017
(In millions, except per share amounts)

	Historical
	CBS Corporation	Viacom Inc. (2)	Pro Forma Adjustments		Intercompany Eliminations (4)	ViacomCBS Pro Forma
Revenues	$13,692	$13,012	$—		$(148)	$26,556
Costs and expenses:
Operating	8,438	7,180	—		(148)	15,470
Selling, general and administrative	2,126	3,041	—		—	5,167
Depreciation and amortization	223	220	—		—	443
Restructuring and other corporate matters	63	195	—		—	258
Other operating items, net	(19)	(127)	—		—	(146)
Total costs and expenses	10,831	10,509	—		(148)	21,192
Operating income	2,861	2,503	—		—	5,364
Interest expense, net	(393)	(609)	—		—	(1,002)
Gain (loss) on early extinguishment of debt	(49)	11	—		—	(38)
Gain on sale of EPIX	—	285	—		—	285
Pension settlement charges	(352)	—	—		—	(352)
Other items, net	(88)	(20)	—		—	(108)
Earnings from continuing operations before income taxes and equity in earnings (loss) of investee companies	1,979	2,170	—		—	4,149
Provision for income taxes	(633)	(149)	—		—	(782)
Equity in earnings (loss) of investee companies, net of tax	(37)	41	—		—	4
Net earnings from continuing operations	1,309	2,062	—		—	3,371
Net earnings attributable to noncontrolling interests	—	(52)	—		—	(52)
Net earnings from continuing operations attributable to ViacomCBS	$1,309	$2,010	$—		$—	$3,319

Net earnings from continuing operations per common share attributable to CBS (Historical) and ViacomCBS (Pro forma):
Basic	$3.26					$5.19
Diluted	$3.22					$5.13

Weighted average number of common shares outstanding:
Basic	401		239	(5c)		640
Diluted	407		240	(5c)		647
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

VIACOMCBS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016
(In millions, except per share amounts)

	Historical
	CBS Corporation	Viacom Inc. (2)	Pro Forma Adjustments		Intercompany Eliminations (4)	ViacomCBS Pro Forma
Revenues	$13,166	$12,658	$—		$(139)	$25,685
Costs and expenses:
Operating	7,956	6,910	—		(139)	14,727
Selling, general and administrative	2,054	2,882	—		—	4,936
Depreciation and amortization	225	222	—		—	447
Restructuring and other corporate matters	38	248	—		—	286
Other operating items, net	(9)	—	—		—	(9)
Total costs and expenses	10,264	10,262	—		(139)	20,387
Operating income	2,902	2,396	—		—	5,298
Interest expense, net	(379)	(617)	—		—	(996)
Pension settlement charges	(211)	—	—		—	(211)
Other items, net	(82)	(9)	—		—	(91)
Earnings from continuing operations before income taxes and equity in earnings (loss) of investee companies	2,230	1,770	—		—	4,000
Provision for income taxes	(628)	(395)	—		—	(1,023)
Equity in earnings (loss) of investee companies, net of tax	(50)	43	—		—	(7)
Net earnings from continuing operations	1,552	1,418	—		—	2,970
Net earnings attributable to noncontrolling interests	—	(35)	—		—	(35)
Net earnings from continuing operations attributable to ViacomCBS	$1,552	$1,383	$—		$—	$2,935

Net earnings from continuing operations per common share attributable to CBS (Historical) and ViacomCBS (Pro forma):
Basic	$3.50					$4.31
Diluted	$3.46					$4.28

Weighted average number of common shares outstanding:
Basic	444		237	(5c)		681
Diluted	448		237	(5c)		685
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

VIACOMCBS INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

(Tabular dollars in millions, except per share amounts)

1) BASIS OF PRESENTATION
The unaudited pro forma condensed combined financial statements give effect to the completion of the merger, which is being accounted for as a transaction between entities under common control. NAI, through its direct and indirect majority ownership of CBS Class A common stock and Viacom Class A common stock, was the controlling stockholder of each of CBS and Viacom. As of September 30, 2019, NAI directly or indirectly owned approximately 78.9% of CBS Class A common stock and approximately 79.8% of Viacom Class A common stock. Therefore, in the merger, the net assets of Viacom were combined with those of CBS at their historical carrying amounts and the companies are presented on a combined basis for historical periods because they were under common control for all periods presented. The unaudited pro forma condensed combined financial statements reflect this presentation.
The unaudited pro forma condensed combined financial statements are derived from CBS’ and Viacom’s respective historical consolidated financial statements for each period presented. The historical amounts for Viacom reflect the recalendarization of Viacom’s historical statements of operations to a December 31 year end, and reclassification adjustments to conform to CBS’ presentation (see Note 2). The unaudited pro forma condensed combined statements of operations are presented as if the merger occurred on January 1, 2016, which is the beginning of the earliest year for which pro forma financial statements are required to be presented. The unaudited pro forma condensed combined balance sheet is presented as if the merger occurred on September 30, 2019.
The preparation of unaudited pro forma condensed combined financial statements requires management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the merger had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements.

2) PRESENTATION OF HISTORICAL VIACOM
The historical amounts for Viacom in the unaudited pro forma condensed combined financial statements are presented on a December 31 fiscal year-end basis and reflect reclassifications to conform to CBS’ presentation, as further described below.
Alignment of Fiscal Year Ends
The historical fiscal year end of CBS was December 31. The historical fiscal year end of Viacom was September 30. As set forth in the merger agreement, the fiscal year end of ViacomCBS is December 31. In order to present the pro forma results of ViacomCBS on a December 31 fiscal year-end basis, the historical results of Viacom presented in the unaudited pro forma condensed combined statements of operations were calculated as follows:

•
For the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019, the consolidated statement of earnings for the year ended September 30, 2019 contained in Viacom’s Annual Report on Form 10-K for the year ended September 30, 2019, less the consolidated statement of earnings for the three months ended December 31, 2018 contained in Viacom’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018;

VIACOMCBS INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

•
For the unaudited pro forma condensed combined statements of operations for the years ended December 31, 2018, 2017 and 2016, the consolidated statements of earnings for the years ended September 30, 2018, 2017 and 2016, respectively, plus the consolidated statements of earnings for the three months ended December 31, 2018, 2017 and 2016, respectively, and less the consolidated statements of earnings for the three months ended December 31, 2017, 2016, and 2015, respectively. The above statements of earnings were derived from Viacom’s Annual Reports on Form 10-K for the years ended September 30, 2019 and 2018, and its Quarterly Reports on Form 10-Q for the applicable periods. The statements of earnings information for the year ended December 31, 2016 has been updated for the impact of the retrospective adoption of ASU 2017-07-Compensation-Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which resulted in the reclassification of $3 million from “Selling, general and administrative” to “Other items, net”.

Reclassifications
The historical financial information of Viacom included in the unaudited pro forma condensed combined financial statements reflects the following reclassifications to conform Viacom’s historical financial information to CBS’ presentation.
Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2019
“Deferred income tax assets, net” of $194 million and “Pension and postretirement benefit obligations” of $671 million for Viacom were included within “Other assets” and “Other liabilities,” respectively, in Viacom’s historical financial statements.
Unaudited Pro Forma Condensed Combined Statements of Operations
Viacom reported “Equity in net earnings of investee companies” of $9 million for the nine months ended September 30, 2019, $9 million for the year ended December 31, 2018 and $69 million for each of the years ended December 31, 2017 and 2016 within the subtotal of “Earnings from continuing operations before income taxes” and the corresponding income tax provisions of $28 million for the year ended December 31, 2017 and $26 million for the year ended December 31, 2016 were reported within “Provision for income taxes.” These amounts are being combined and reported within “Equity in earnings (loss) of investee companies, net of tax” on the unaudited pro forma condensed combined statements of operations.
In addition to the reclassifications described above, certain other line items in Viacom’s historical financial statements were condensed to conform to CBS’ presentation.

3) CONFORMING THE ADOPTION DATES OF RECENT ACCOUNTING PRONOUNCEMENTS
As a result of the different fiscal year ends of CBS and Viacom, the two companies have adopted certain recent accounting pronouncements on different dates. CBS adopted Financial Accounting Standards Board (which we refer to as “FASB”) Accounting Standards Codification (which we refer to as “ASC”) 842 on the accounting for leases on January 1, 2019, while as of September 30, 2019, Viacom had not yet adopted ASC 842. Under this guidance, a lease liability and a right-of-use asset, representing the right to use the underlying assets for the lease term, are recorded on the balance sheet for all leases with terms in excess of one year. The unaudited pro forma condensed combined balance sheet is adjusted for the estimated impact of ASC 842, assuming Viacom had adopted this standard as of January 1, 2019. The adjustments include an increase to “Operating lease assets” of $910 million and increases to “Accrued expenses and other current liabilities” of $168 million and “Noncurrent operating lease liabilities” of $940 million, which represent the estimated present value of Viacom’s future lease payments as of September 30, 2019. The reductions to “Accrued expenses and other current liabilities” and “Other liabilities” of $34 million and $164 million

VIACOMCBS INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

reflect the current and non-current portions, respectively, of deferred rent liabilities and restructuring reserves recorded by Viacom under previous lease guidance.
Additionally, FASB guidance on the recognition of revenues, ASC 606, was adopted by CBS on January 1, 2018 and by Viacom on October 1, 2018. This guidance provides a single, comprehensive revenue recognition model for all contracts with customers. CBS and Viacom applied the modified retrospective method of adoption for this guidance, under which periods prior to adoption continue to be presented under previous revenue guidance. The effect of conforming Viacom’s adoption date for ASC 606 to CBS’ adoption date of January 1, 2018 would not have a material impact on the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, and therefore no pro forma adjustment has been made for the adoption of this guidance.
CBS and Viacom also adopted FASB guidance on the accounting for financial instruments on January 1, 2018 and October 1, 2018, respectively. Among other provisions, this guidance requires the fair value measurement of equity investments. The effect of conforming Viacom’s adoption date for this guidance to CBS’ adoption date of January 1, 2018 would not have a material impact on the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, and therefore no pro forma adjustment has been made for the adoption of this guidance.

4) INTERCOMPANY TRANSACTIONS
The unaudited pro forma condensed combined financial statements have been adjusted to eliminate transactions between CBS and Viacom. These transactions include the lease of production facilities, licensing of feature film and television content, the sale of advertising spots and the distribution by Viacom of certain television products into the home entertainment market on behalf of CBS.
5) SHARE CONVERSION AND RELATED ACTIVITY

(a)
As a result of the merger, at the effective time, (1) each share of Viacom Class A common stock issued and outstanding immediately prior to the effective time, other than shares held directly by Viacom as treasury shares or held by CBS, was converted automatically into 0.59625 shares of ViacomCBS Class A common stock and (2) each share of Viacom Class B common stock issued and outstanding immediately prior to the effective time, other than shares held directly by Viacom as treasury shares or held by CBS, was converted automatically into 0.59625 shares of ViacomCBS Class B common stock. Since the merger is being accounted for as a transaction between entities under common control, the shares of ViacomCBS common stock issued in connection with the conversion are recorded at par value, which is $0.001 per share. The following table details the calculations of the number of shares of ViacomCBS common stock issued in the merger and the par value of ViacomCBS shares outstanding after the merger, assuming the merger occurred on September 30, 2019. On a rounded basis, the par value of ViacomCBS common stock did not change as a result of the issuance, and therefore no pro forma adjustment was required to “Common stock” on the unaudited pro forma condensed combined balance sheet.

VIACOMCBS INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Shares of CBS common stock issued at September 30, 2019 (Class A and Class B)		875
Pro forma shares of ViacomCBS common stock issued in the merger:
Shares of Viacom common stock outstanding at September 30, 2019 (Class A and Class B)	404
Exchange ratio	0.59625
Pro forma shares of ViacomCBS common stock issued in merger (Class A and Class B)		241
Pro forma issued shares of ViacomCBS common stock after merger		1,116

Par value of ViacomCBS common stock issued after merger (1,116 shares x $0.001 per share)		$1
Par value of CBS common stock issued prior to merger		1
Pro forma adjustment to common stock and additional paid-in-capital		$—
In the merger, the name of CBS changed to “ViacomCBS Inc.” At the effective time, each share of CBS Class A common stock and CBS Class B common stock issued and outstanding immediately prior to the effective time remained an issued and outstanding share of Class A common stock and Class B common stock of ViacomCBS, respectively.

(b)	Adjustments reflect the cancellation of all shares of Viacom common stock held as treasury shares in accordance with the merger agreement.

(c)	The pro forma weighted average basic and diluted shares outstanding of Viacom have been calculated by adjusting the historical weighted average share amounts by the exchange ratio as follows:

	Nine Months Ended	Year Ended December 31,
	September 30, 2019	2018	2017	2016

Viacom historical basic shares outstanding	404	403	401	397
Exchange ratio	0.59625	0.59625	0.59625	0.59625
Viacom pro forma basic shares outstanding	241	240	239	237

Viacom historical diluted shares outstanding	404	403	402	398
Exchange ratio	0.59625	0.59625	0.59625	0.59625
Viacom pro forma diluted shares outstanding	241	240	240	237
The historical basic and diluted weighted average shares outstanding for Viacom above have been weighted based on a fiscal year end of December 31, and therefore do not agree to the amounts included in Viacom’s historical consolidated financial statements included in its quarterly and annual filings, which were weighted based on a September 30 fiscal year end.

6) MERGER-RELATED COSTS

(a)
In connection with the merger, CBS and Viacom expect to incur approximately $124 million of additional transaction costs, consisting mainly of financial advisory, legal and other professional fees, after September 30, 2019. Such costs are reflected as an adjustment to “Accrued expenses and other current liabilities.”

(b)
CBS and Viacom incurred costs for contractual executive compensation triggered by the merger, which also includes the accelerated vesting of stock-based compensation awards. Also as a result of the merger,

VIACOMCBS INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

CBS and Viacom expect to pay transaction-related bonuses. The adjustments of $22 million and $17 million to “Accrued expenses and other current liabilities” and “Other liabilities,” respectively, reflect accruals for contractual executive compensation and transaction-related bonuses incurred from October 1, 2019 through the closing of the merger. The adjustment to “Additional paid in capital” of $15 million reflects the accelerated vesting of stock-based compensation.

(c)	The net reduction to “Retained earnings (accumulated deficit)” of $162 million reflects the net impact from the above-mentioned merger-related costs and the related tax benefit of $16 million.

(d)
Merger-related costs of $146 million incurred by CBS and Viacom during the nine months ended September 30, 2019 have been reversed in the pro forma statement of operations because they are non-recurring charges directly related to the merger.

The net impact of changes in ongoing executive compensation arrangements as a result of the merger was not material to the unaudited pro forma condensed combined statements of operations and therefore no pro forma adjustment has been made.
7) INCOME TAXES
The adjustment to “Benefit (provision) for income taxes” for the nine months ended September 30, 2019 reflects increases to the tax provision of $6 million related to the pro forma income tax effects of the reversal of the tax deductible portion of the merger-related costs incurred by CBS and Viacom described in Note 6 (d). The decreases to “Accrued expenses and other current liabilities” of $15 million and “Deferred income tax liabilities, net” of $1 million reflect the impact to income taxes payable and deferred income taxes, respectively, for the tax deductible portion of the merger-related costs described in Note 6 (a) and (b). The pro forma adjustment to “Deferred income tax liabilities, net” was based on the respective deferred tax rates of CBS and Viacom. Combining the two companies is not expected to have a material impact on the deferred tax rate or the valuation allowances and therefore no additional pro forma tax adjustments have been made.